AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             JONES INTERCABLE, INC.,

                               COMCAST CORPORATION

                                       AND

                           COMCAST JOIN HOLDINGS, INC.

                          Dated as of December 22, 1999







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                                Table of Contents

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ARTICLE I         THE MERGER......................................................................................2

         Section 1.1.      The Merger.............................................................................2
         Section 1.2.      Effective Time; Closing................................................................2
         Section 1.3.      Effect of the Merger...................................................................2
         Section 1.4.      Conversion of Shares...................................................................2
         Section 1.5.      Stock Options..........................................................................3
         Section 1.6.      Exchange of Shares; Stock Transfer Books...............................................3
         Section 1.7.      Fractional Shares......................................................................4
         Section 1.8.      Lost Certificates......................................................................5
         Section 1.9.      No Dissenters' Rights..................................................................5

ARTICLE II        THE SURVIVING CORPORATION.......................................................................5

         Section 2.1.      Certificate of Incorporation...........................................................5
         Section 2.2.      Bylaws.................................................................................5
         Section 2.3.      Directors and Officers.................................................................5

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................5

         Section 3.1.      Organization and Standing..............................................................5
         Section 3.2.      Capitalization.........................................................................6
         Section 3.3.      Authority for Agreement................................................................6
         Section 3.4.      No Conflict............................................................................7
         Section 3.5.      Required Filings and Consents..........................................................7
         Section 3.6.      Compliance.............................................................................8
         Section 3.7.      Reports and Financial Statements.......................................................8
         Section 3.8.      Registration Statement.................................................................9
         Section 3.9.      Company Action.........................................................................9

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........................................9

         Section 4.1.      Organization and Standing..............................................................9
         Section 4.2.      Capitalization........................................................................10
         Section 4.3.      Authority for Agreement...............................................................10
         Section 4.4.      No Conflict...........................................................................10
         Section 4.5.      Required Filings and Consents.........................................................11
         Section 4.6.      Registration Statement................................................................11
         Section 4.7.      Reports and Financial Statements......................................................11
         Section 4.8.      Ownership of Merger Sub; No Prior Activities..........................................12


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ARTICLE V         COVENANTS......................................................................................12

         Section 5.1.      Conduct of the Business Pending the Merger............................................12
         Section 5.2.      Registration Statement; Other Filings.................................................12
         Section 5.3.      Meeting of Company Shareholders.......................................................13
         Section 5.4.      Access to Information; Confidentiality................................................14
         Section 5.5.      Notification of Certain Matters.......................................................14
         Section 5.6.      Further Action; Commercially Reasonable Efforts.......................................14
         Section 5.7.      Shareholder Litigation................................................................14
         Section 5.8.      Indemnification.......................................................................15
         Section 5.9.      Public Announcements..................................................................16
         Section 5.10.     Affiliates............................................................................16
         Section 5.11.     Listing...............................................................................16

ARTICLE VI        CONDITIONS.....................................................................................17

         Section 6.1.      Conditions to the Obligation of Each Party............................................17
         Section 6.2.      Conditions to Obligations of Parent and Merger Sub to Effect the
                           Merger................................................................................17
         Section 6.3.      Conditions to Obligations of the Company to Effect the Merger.........................19

ARTICLE VII       TERMINATION, AMENDMENT AND WAIVER..............................................................19

         Section 7.1.      Termination...........................................................................19
         Section 7.2.      Effect of Termination.................................................................20
         Section 7.3.      Amendments............................................................................20
         Section 7.4.      Waiver................................................................................21

ARTICLE VIII      GENERAL PROVISIONS.............................................................................21

         Section 8.1.      No Third Party Beneficiaries..........................................................21
         Section 8.2.      Entire Agreement......................................................................21
         Section 8.3.      Succession and Assignment.............................................................21
         Section 8.4.      Counterparts..........................................................................21
         Section 8.5.      Headings..............................................................................22
         Section 8.6.      Governing Law.........................................................................22
         Section 8.7.      Severability..........................................................................22
         Section 8.8.      Specific Performance..................................................................22
         Section 8.9.      Construction..........................................................................22
         Section 8.10.     Non-Survival of Representations and Warranties and Agreements.........................22
         Section 8.11.     Certain Definitions...................................................................22
         Section 8.12.     Fees and Expenses.....................................................................23
         Section 8.13.     Notices...............................................................................23

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of December 22, 1999, among Jones Intercable, Inc., a Colorado corporation (the "Company"), Comcast Corporation, a Pennsylvania corporation ("Parent"), and Comcast JOIN Holdings, Inc., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent.

                              W I T N E S S E T H:

                  WHEREAS, as of the date hereof, Parent and its subsidiaries own 2,878,151 shares of the Company's Common Stock, par value $.01 per share (the "Common Shares"), and 13,782,500 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Shares")(the Common Shares and Class A Shares are collectively referred to herein as the "Shares");

                  WHEREAS, Parent and the Company desire that the Company be merged with and into Merger Sub, on the terms and conditions set forth herein;

                  WHEREAS, a special committee (the "Special Committee") comprised of the independent directors of the Board of Directors of the Company (the "Company Board") has unanimously determined that the Merger (as defined herein) is fair to and in the best interests of the shareholders of the Company other than Parent and its Affiliates (the "Public Shareholders") and has unanimously approved and adopted this Agreement and the Merger and has unanimously recommended that the Company Board and the shareholders of the Company approve and adopt this Agreement and the Merger;

                  WHEREAS, the Company has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation (the "Financial Advisor"), the financial advisor to the Special Committee and the Company, that the consideration to be received by the Public Shareholders for their Shares in the Merger is fair to the Public Shareholders from a financial point of view;

                  WHEREAS, the Company Board has, by the unanimous action of the directors present and voting, determined that the Merger is fair to and in the best interests of the Public Shareholders and has resolved to approve and adopt this Agreement and the Merger and to recommend the approval and adoption of this Agreement and the Merger by the Company's shareholders;

                  WHEREAS, the respective Boards of Directors of Parent, and Merger Sub have deemed it advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth herein; and

                  Whereas, the Merger is intended to qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");


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                  NOW, THEREFORE, in consideration of the foregoing and the
respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Colorado Business Corporation Act (the "CBCA") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined herein) the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger. In its capacity as the surviving corporation of the Merger, Merger Sub is sometimes referred to herein as the "Surviving Corporation."

     Section 1.2. Effective Time; Closing. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof or on such later date as may be mutually agreed to by Parent and the Company, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Colorado, by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, and making all other filings or recordings required under the CBCA and the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the CBCA and the DGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Colorado and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties hereto agree shall be specified in the Articles of Merger and the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing shall be held at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, or such other place as the parties shall agree.

     Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     Section 1.4. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

         (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or Merger Sub and other than Shares owned

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by the Company as treasury stock) shall be cancelled and shall be converted automatically into the right to receive 1.4 shares of the Class A Special Common Stock, par value $1.00 per share (the "Class A Special Common Stock") of Parent. For purposes of this Agreement, the term "Merger Consideration" means the shares of Class A Special Common Stock to be delivered in exchange for the Shares pursuant to this Section 1.4(a) together with any cash paid in lieu of fractional shares pursuant to Section 1.7, and the term "Exchange Ratio" means the ratio of 1.4 shares of Class A Special Common Stock to one Share. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, recapitalization or other like change without receipt of consideration with respect to either the Shares or the Class A Special Common Stock occurring on or after the date hereof and prior to the Effective Time.

         (b) Each Share issued and outstanding immediately prior to the Effective Time owned by Parent or Merger Sub, and each Share that is owned by the Company as treasury stock shall be canceled and no payment or distribution shall be made with respect thereto.

         (c) Each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall constitute one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     Section 1.5. Stock Options. As of the Effective Time, by virtue of the Merger and without any action on the part of holders thereof, each option (a "Company Option") which has been granted under the Company's 1992 Stock Option Plan (the "Company Stock Option Plan") and is outstanding at the Effective Time, whether or not then exercisable, shall be immediately exercisable in accordance with Section 7.7. of the Company Stock Option Plan and, unless exercised, shall expire in accordance with Article XII of the Company Stock Option Plan. At least three days before the anticipated Effective Time, Parent shall deliver to each holder of a Company Option an appropriate notice setting forth the holder's rights with respect to such Company Options as described in the preceding sentence and shall notify each holder that the Company Options may be exercised conditioned upon the occurrence of the Effective Time and that any Company Options not exercised at the Effective Time shall expire.

     Section 1.6. Exchange of Shares; Stock Transfer Books.

         (a) Parent shall designate a bank, trust company or transfer agent reasonably satisfactory to the Company to act as the Exchange Agent (the "Exchange Agent").

         (b) As promptly as practicable, but in no event later than five business days after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented the Shares (collectively, the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for exchange and receiving the Merger Consideration to which such holder shall be entitled under this Article I.

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         (c) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of shares of Class A Special Common Stock that such holder has the right to receive under this
Article I, and such Certificate shall forthwith be cancelled. If any shares of Class A Special Common Stock are to be issued to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that such surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange by a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.6, each Certificate shall represent, for all purposes, the right to receive the Merger Consideration in respect of the number of Shares evidenced by such Certificate. No dividends or other distributions that are declared after the Effective Time on shares of Class A Special Common Stock and payable to the holders of record thereof after the Effective Time will be paid to holders of Certificates until such holders surrender their Certificates. Upon such surrender, Parent shall deposit with the Exchange Agent and shall cause the Exchange Agent to pay to the record holders of the shares of Class A Special Common Stock representing Merger Consideration, the dividends or other distributions, excluding interest, that became payable after the Effective Time and were not paid because of the delay in surrendering Certificates for exchange.

         (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article I.

         (e) None of Parent, the Company or the Surviving Corporation shall be liable to any holder of Certificates with respect to any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.7. Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Shares who upon surrender of Certificates would be entitled to receive fractional shares of Class A Special Common Stock shall not be entitled to receive dividends on or vote such fractional shares of Class A Special Common Stock and shall receive, in lieu of such fractional shares of Class A Special Common Stock, cash or an amount equal to such fraction multiplied by the Market Value. "Market Value" shall mean the closing price of Class A Special Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the date on which the Effective Time occurs. All references in this Agreement to Class A Special Common Stock to be issued as Merger Consideration shall be deemed to include any cash in lieu of fractional shares of Class A Special Common Stock payable pursuant to this Section 1.7.

     Section 1.8. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made


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against it with respect to such Certificate, Parent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Class A Special Common Stock and any cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Class A Special Common Stock deliverable in respect thereof pursuant to this Agreement.

     Section 1.9. No Dissenters' Rights. In accordance with Section 7-113-102 of the CBCA, holders of Shares shall not be entitled to dissenters' rights with respect to the Merger.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     Section 2.1. Certificate of Incorporation. At the Effective Time and subject to the terms of Section 5.8 hereof, the certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     Section 2.2. Bylaws. Subject to the terms of Section 5.8 hereof, the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     Section 2.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Sub at the Effective Time shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Merger Sub as follows:

     Section 3.1. Organization and Standing. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to conduct its business as presently conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on the Company. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has furnished to Parent true and complete copies of its articles of incorporation (the "Company Articles of Incorporation") and bylaws (the "Company Bylaws"), each as amended to date,


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which documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents. "Material Adverse Effect" shall mean, with respect to any party hereto, any change, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to be materially adverse to the business, operations, prospects, properties, condition (financial or otherwise), assets, or liabilities (including, without limitation, contingent liabilities) of such party and its subsidiaries, taken as a whole.

     Section 3.2. Capitalization. The authorized capital stock of the Company consists of 5,550,000 Common Shares and 60,000,000 Class A Shares. As of November 30, 1999, (i) 5,113,021 Common Shares and 36,937,420 Class A Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no Common Shares and no Class A Shares are held in the treasury of the Company, and (iii) 21,225 Company Options were outstanding pursuant the Company Stock Option Plan, each such option entitling the holder thereof to purchase one Class A Share and 21,225 Class A Shares are authorized and reserved for future issuance pursuant to the exercise of such Company Options. The Company has previously furnished to Parent a detailed schedule of outstanding Company Options including the exercise prices, vesting schedules and existing provisions therefore. Except as set forth above, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

     Section 3.3. Authority for Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including without limitation the unanimous approval of the members of the Special Committee) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by the affirmative vote of (i) the holders of two-thirds of the outstanding Common Shares voting as a single class, (ii) the holders of two-thirds of the outstanding Class A Shares voting as a single class and (iii) the holders of a majority of the outstanding Shares that are not beneficially owned by Parent or its Affiliates voting together as a single class with each such Share being entitled to one vote for purposes of the approval set forth in this clause (iii) (the approvals referred to in clauses (i), (ii) and (iii) are sometimes referred to herein as the "Company Shareholder Approvals"), and the filing and recordation of appropriate merger documents as required by the CBCA and the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company


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enforceable against the Company in accordance with its terms. The Company
Shareholder Approvals are the only votes of the Company's shareholders necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement.

     Section 3.4. No Conflict. Except with respect to receipt of any applicable Franchise Approvals and FCC Consents (each as defined herein), the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated by this Agreement will not, (i) conflict with or violate the Company Articles of Incorporation or Company Bylaws, (ii) conflict with or violate any United States federal state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the transactions contemplated by this Agreement.

     Section 3.5. Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the CBCA and the DGCL, (ii) the filing by Parent and the Company of the Transaction Disclosure Documents (as defined herein) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) for applicable actions, if any, by the Federal Communications Commission (the "FCC") granting its consent to the transfer of ownership of all licenses, permits, construction permits and other authorizations issued by the FCC in connection with the business and operations of the Company and its subsidiaries, in connection with the consummation of the Merger and the transactions contemplated hereby (the "FCC Consents") and for consents or approvals of, or notices to, such analogous state or local regulatory authorities with respect to transfer of ownership, in connection with the Merger and the transactions contemplated hereby, of any license, franchise (including without limitation any written "Franchise" within the meaning of Section 602(8) of the Communications
Act), permit, construction permit or other authorization issued by such state or local regulatory authorities and held by the Company or its subsidiaries


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(the "Franchise Approvals"), and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the transactions contemplated by this Agreement.

     Section 3.6. Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of clauses (i) and (ii) above for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the transactions contemplated by this Agreement.

     Section 3.7. Reports and Financial Statements.

         (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998, and has heretofore made available to Parent, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1999 (the forms, reports and other documents referred to in clauses (i) and (ii) above, together with any amendments or supplements thereto, being referred to herein, collectively, as the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements contained in the Company SEC Reports complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q under the Exchange Act) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

     Section 3.8. Registration Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time that the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any

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

material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company should occur that is required to be described in an amendment of, or a supplement to, the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act. For purposes of this Section 3.8, any statement which is made or incorporated by reference in the Registration Statement shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Registration Statement or any statement included in the Registration Statement modifies or supersedes such earlier statement.

     Section 3.9. Company Action.

                  The Company represents that (i) at a meeting duly called and held on December 21, 1999, the Special Committee has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Public Shareholders, (B) approved and authorized this Agreement, the Merger and the transactions contemplated hereby, and (C) recommended that the shareholders of the Company approve and adopt this Agreement and the Merger, (ii) at a meeting duly called and held on December 21, 1999, the Company Board has by unanimous vote of all directors present and voting and based in part upon the approval and recommendation of the Special Committee set forth in the preceding clause (i)
(A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Public Shareholders, (B) approved and authorized this Agreement, the Merger and the transactions contemplated hereby, and (C) recommended that the shareholders of the Company approve and adopt this Agreement and the Merger, and (iii) the Financial Advisor has delivered to the Special Committee and to the Company Board its written opinion dated December 21, 1999 (the "Fairness Opinion") that the consideration to be received by the Public Shareholders in the Merger is fair to such holders from a financial point of view. A copy of such opinion has been provided to Parent.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub represent and warrant to the Company as follows:

     Section 4.1. Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and to consummate the Merger and the transactions contemplated by this Agreement.

     Section 4.2. Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), 2,500,000,000 shares of Class A Special Common Stock and 50,000,000 shares of Class B Common Stock, par value $1.00 per share ("Class B Common Stock"). As of November 30, 1999, 25,993,380 shares of Class A Common Stock, 716,334,793 shares of Class A Special Common Stock and 9,444,375 shares of Class B Common Stock were issued and outstanding. All outstanding shares of Parent's capital stock are, and the shares of Class A Special Common Stock to be issued in accordance with this Agreement, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

     Section 4.3. Authority for Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement, has been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the CBCA and the DGCL). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms.

     Section 4.4. No Conflict. Except with respect to receipt of any applicable Franchise Approvals and FCC Consents, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the transactions contemplated by this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective subsidiaries or by which any property or asset of Parent or Merger Sub or their respective subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub or their respective subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub or their respective subsidiaries is a party or by which Parent or Merger Sub or their respective subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or delay the performance by Parent or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or the transactions contemplated by this Agreement.

     Section 4.5. Required Filings and Consents. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of state securities or Blue Sky Laws and filing and recordation of appropriate merger documents as required by the CBCA and the DGCL, (ii) the filing by Parent and the Company of the Transaction Disclosure Documents with the SEC in accordance with the Securities Act and the Exchange Act, (iii) for applicable FCC Consents and Franchise Approvals, if any, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay the performance by Parent or Merger Sub of any of their respective obligations under this Agreement or the consummation of the Merger or the transactions contemplated by this Agreement.

     Section 4.6. Registration Statement. None of the information to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement (except for information about the Company furnished by the Company to Parent) will, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries shall occur and is required to be described in an amendment of, or a supplement to, the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. For purposes of this Section 4.6, any statement which is made or incorporated by reference in the Registration Statement shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Registration Statement or any statement included in the Registration Statement modifies or supersedes such earlier statement.

     Section 4.7. Reports and Financial Statements.

         (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998, and has made available to the Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1999 (the forms, reports and other documents referred to in clauses (i) and (ii) above, together with any amendments or supplements thereto, being referred to herein, collectively, as the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements contained in the Parent SEC Reports complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q under the Exchange Act) and each fairly presented the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

     Section 4.8. Ownership of Merger Sub; No Prior Activities.

         (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

         (b) As of the date hereof through the Effective Time, all of the outstanding capital stock of the Merger Sub will be owned directly by Parent.

         (c) As of the date hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                   ARTICLE V

                                    COVENANTS

     Section 5.1. Conduct of the Business Pending the Merger. The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Parent shall have otherwise consented to or approved such action,
(a) the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice,
(b) the Company and its subsidiaries shall use their commercially reasonable best efforts to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or its subsidiaries has significant business relations, and (c) the Company and its subsidiaries shall not take any action that would make the Company's representations and warranties set forth herein untrue in any material respect.

     Section 5.2. Registration Statement; Other Filings. (a) As promptly as practicable after the execution of this Agreement, the Company and Parent will jointly prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement (such proxy statement, as amended or supplemented, the "Proxy Statement"), and Parent will prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement shall be included as a prospectus. Parent will use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing, and will take all actions required under applicable federal or state securities laws in connection with the issuance of Parent's shares of Class A Special Common Stock in the Merger. Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement, the Registration Statement or any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement or the Merger. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, the relevant party will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement. The Proxy Statement and Registration Statement, together with any supplements or amendments thereto, and any other filings required to be made with the SEC regarding the Merger, this Agreement and the transactions contemplated hereby, are sometimes referred to herein as the "Transaction Disclosure Documents."

         (b) The Transaction Disclosure Documents will include the recommendation of the Special Committee in favor of approval of this Agreement (except that the Special Committee may withdraw, modify or refrain from making such recommendation to the extent that the Special Committee determines in good faith after consultation with outside legal counsel that failure to withdraw, modify or refrain from making such recommendation would constitute a breach of the Special Committee's fiduciary duties under applicable law).

         (c) The Transaction Disclosure Documents will include the recommendation of the Board of Directors of the Company in favor of approval of this Agreement (except that the Board of Directors of the Company may withdraw, modify or refrain from making such recommendation to the extent that the Board of Directors determines in good faith after consultation with outside legal counsel that failure to withdraw, modify or refrain from making such recommendation would constitute a breach of the Board's fiduciary duties under applicable law).

         (d) To the extent that the Special Committee or the Board withdraws, modifies or refrains from making their respective recommendations pursuant to
Section 5.2(b) or (c) hereof, the Transaction Disclosure Documents will reflect such action.

         (e) The Company represents that the Financial Advisor has consented to the inclusion of references to, and the text of, the Fairness Opinion in the Transaction Disclosure Documents.

     Section 5.3. Meeting of Company Shareholders. Promptly after the date hereof, the Company will take all action necessary in accordance with the CBCA and the Company Articles of Incorporation the Company Bylaws to convene a meeting of its shareholders (the "Company Shareholders' Meeting") to be held as promptly as practicable for the purpose of obtaining the Company Shareholder Approvals. The Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the CBCA to obtain such approvals. Parent shall vote, or cause to be voted, all of the Shares then owned by it and any of its subsidiaries in favor of the approval of this Agreement and the Merger.

     Section 5.4. Access to Information; Confidentiality.

         (a) From the date hereof to the Effective Time, the Company and its officers, directors, employees, auditors and agents shall not impede the access of Parent and Merger Sub or their officers, directors, employees, auditors and agents at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and its subsidiaries, and shall furnish Parent and Merger Sub with financial, operating and other data and information as Parent or Merger Sub, through its officers, directors, employees, auditors or agents, may reasonably request.

         (b) No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 5.5. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure by such party (or Merger Sub, in case of Parent) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.6. Further Action; Commercially Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use commercially reasonable efforts to take all such action. Notwithstanding the foregoing, Parent and Merger Sub shall not be required to pay any consideration (other than customary filing fees and the like), divest or otherwise rearrange the composition of any assets or agree to any conditions, restrictions, requirements or other obligations which Parent determines to be unreasonably adverse or burdensome to Parent or the Surviving Corporation or which have any of the effects set forth in clauses (i) - (vi) of Section 6.2(a).

     Section 5.7. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement including the cases styled Susser v. Jones, et al., Famet v. Jones, et al., Harbor Finance Partners Ltd. v. Jones, et al., and Harbor Finance Partners Ltd. v. Frenzel, et al., all pending in the District Court, City and County of Denver, State of Colorado (Case Nos. 99CV5119,

99CV5132, 99CV2568 and 99CV7150) ; provided, however, that no such settlement shall be agreed to without Parent's consent.

     Section 5.8. Indemnification.

         (a) It is understood and agreed that all rights to indemnification by the Company now-existing in favor of each present director and officer of the Company as provided in the Company Articles of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of at least six (6) years from the Effective Time. Consistent with the foregoing, for a period of at least six (6) years from the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth, respectively, in the Company Articles of Incorporation and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified during such six (6)-year period in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors or officers of the Company.

         (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, with respect to any claim brought within the applicable statute of limitations relating thereto, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present director and officer of the Company and its subsidiaries (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, whether occurring before or after the Effective Time (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under the CBCA and the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under the CBCA and the DGCL). In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in, and may control, the defense of any such matter; provided further that if any D&O Insurance (as defined herein) in effect at the time shall require the insurance company to control such defense in order to obtain the full benefits of such insurance and such provision is consistent with the provisions of the Company's D&O Insurance existing as of the date of this Agreement, then the provisions of such policy shall govern. Notwithstanding the foregoing, neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). In addition, neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 5.8(b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action. All rights under this Section 5.8(b) shall be deemed to be a contract between the Company and each of the Indemnified Parties.

         (c) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies ("D&O Insurance") maintained by the Company covering those persons who are currently covered by such policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to two hundred percent (200%) of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than two hundred percent (200%) of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance, if any, obtainable by payment of annual premiums equal to two hundred percent (200%) of current annual premiums.

         (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.8.

     Section 5.9. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

     Section 5.10. Affiliates. At least 30 days prior to the Effective Time, the Company and Parent shall agree as to persons (other than Parent and its subsidiaries) who are, at the time the Merger is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Effective Time a letter (an "Affiliate Letter") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Class A Special Common Stock issued in the Merger, except pursuant to an effective registration statement, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of the Class A Special Common Stock by such affiliates and the certificates representing the Class A Special Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.10.

     Section 5.11. Listing. Parent shall use its best efforts to cause the shares of Class A Special Common Stock to be issued to holders of Common Shares and Class A Shares pursuant to this Agreement to be listed on the Nasdaq National Market subject to official notice of issuance, prior to the Effective Time.

                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1. Conditions to the Obligation of Each Party. The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

         (a) Shareholder Approval. The Company Shareholder Approvals shall have been obtained.

         (b) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (c) No Consents. All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained or made.

         (d) Registration. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated or threatened. Parent shall have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations shall be in full force and effect.

         (e) Nasdaq Listing. The shares of Class A Special Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market subject only to official notice of issuance.

     Section 6.2. Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

         (a) there shall not have been threatened, instituted or be pending any action, proceeding, application or counterclaim by any Governmental Entity or by any other person before any court or governmental regulatory or administrative agency, authority or tribunal (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain, prohibit or enjoin or make more costly the consummation of the Merger and the other transactions contemplated by this Agreement, (ii) seeking to obtain any damages from the Company, Parent, Merger Sub or any of their respective Affiliates which directly or indirectly relate to the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) seeking to prohibit or limit the ownership or operation by the Company, Parent, Merger Sub or any of their subsidiaries of all or any portion of their business or assets, or to compel the Company, Parent, Merger Sub or any of their subsidiaries to dispose of or hold separate all or any portion of their businesses or assets, as a result of the Merger and the other transactions contemplated by this Agreement; (iv) seeking to impose or confirm limitations on the ability of Parent or Merger Sub or any of their Affiliates to exercise effectively full rights of ownership of any Shares or any securities of the Surviving Corporation, including, without limitation, the right to vote any Shares or any securities of the Surviving Corporation on all matters properly presented to the Company's or the Surviving Corporation's shareholders, including, without limitation, the approval and adoption of the Agreement and the Merger by the Company's shareholders; (v) seeking to require divestiture by Parent or Merger Sub or any of their Affiliates or subsidiaries of any Shares or any securities of the Surviving Corporation; or (vi) which if adversely determined would have a Material Adverse Effect on the Company, Parent or the Surviving Corporation or inhibit the ability of any party to this Agreement to perform its obligations hereunder;

         (b) there shall not have been any order or injunction issued, or any Law enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Parent, Merger Sub, the Company or any subsidiary or Affiliate of Parent, Merger Sub or the Company which has resulted, or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (vi) of paragraph (a) above;

         (c) there shall not have occurred any change, condition, event or development that has a Material Adverse Effect on the Company since the date hereof;

         (d) the Special Committee and the Board of Directors of the Company each shall not have amended, withdrawn or modified in a manner adverse to Parent or Merger Sub its adoption or recommendation of the Merger or this Agreement, or resolved to do any of the foregoing, and the Fairness Opinion shall not have been amended, withdrawn or modified in a manner adverse to Parent or Merger Sub;

         (e) the representations and warranties of the Company in this Agreement which are qualified as to materiality shall be true and correct and the representations or warranties that are not so qualified shall be true and correct in all material respects; provided that any breach of a representation or warranty of the Company of which Parent had actual knowledge prior to the date hereof or which breach occurred directly as a result of an action taken at the direction of Parent shall be deemed to have been waived by Parent to the extent Parent had actual knowledge prior to the date hereof of such breach or such breach occurred directly as a result of such action taken at the direction of Parent;

         (f) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement;

         (g) all FCC Consents and Franchise Approvals shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure to obtain would not, and such limitations, conditions, restrictions or obligations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Surviving Corporation; and

         (h) no court, arbitrator or Governmental Entity shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of Parent and its subsidiaries or the Company and its subsidiaries after the Effective Time that would be reasonably expected to have a Material Adverse Effect on Parent or the Surviving Corporation.

     Section 6.3. Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

         (a) the representations and warranties of Parent and Merger Sub which are qualified as to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects;

         (b) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement; and

         (c) (i) there shall not have been threatened, instituted or be pending any action, proceeding, application or counterclaim by any Governmental Entity or by any other person before any court or governmental regulatory or administrative agency, authority or tribunal which would be reasonably expected to have a Material Adverse Effect on Parent; (ii) there shall not have been any order or injunction issued, or any law enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Parent, Merger Sub, the Company or any subsidiary or Affiliate of Parent, Merger Sub or the Company which has resulted, or is reasonably likely to result in a Material Adverse Effect on Parent; and
(iii) no court, arbitrator or Governmental Entity shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of Parent and its subsidiaries or the Company and its subsidiaries after the Effective Time that would be reasonably expected to have a Material Adverse Effect on Parent.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

         (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company, if such termination is also approved by the Special Committee;

         (b) By any of Parent, Merger Sub or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) By any of Parent, Merger Sub or the Company (at the direction of the Special Committee) if the Effective Time shall not have occurred on or before December 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (d) By any of Parent, Merger Sub or the Company (at the direction of the Special Committee) if this Agreement and the Merger shall fail to be approved and adopted by the shareholders of the Company at the Company Shareholders' Meeting called for such purpose;

         (e) By Parent or Merger Sub if the Special Committee shall have amended, withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger or this Agreement or shall have resolved to do any of the foregoing or if the Fairness Opinion shall have been amended, withdrawn or modified in a manner adverse to Parent or Merger Sub;

         (f) by Parent or Merger Sub, if (i) any of the conditions set forth in
Section 6.2 shall have become incapable of fulfillment and shall not have been waived by Parent and Merger Sub, or (ii) if the Company shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived by Parent or Merger Sub and the Company shall not have provided reasonable assurance to Parent and Merger Sub that such breach will be cured in all material respects on or before the Effective Time, but in the case of clause
(ii) Parent or Merger Sub may terminate this agreement only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Section 6.2 as of the date of such termination; or

         (g) by the Company, if (i) any of the conditions set forth in Section
6.3 shall have become incapable of fulfillment and shall not have been waived by the Company, (ii) if Parent or Merger Sub shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived by the Company and Parent or Merger Sub, as the case may be, shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or before the Effective Time, but in the case of clause
(ii) the Company may terminate this agreement only if such breach, singly or together with all other such breaches, constitutes a failure of the condition contained in Section 6.3 as of the date of such termination;

provided, however that any party seeking termination pursuant to clause (f) or
(g) hereof shall not be in breach of any of its material representations, warranties, covenants or agreements contained in this Agreement.

     Section 7.2. Effect of Termination.

         (a) In the event of the termination of this Agreement pursuant to
Section 7.1 hereof, this Agreement shall forthwith become void, and except as provided in this Section 7.2 and in Section 8.10, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

         (b) In the event that this Agreement is terminated pursuant to Section 7.1(e) or pursuant to any other paragraph of Section 7.1 in circumstances where Parent or Merger Sub had the right to terminate this Agreement pursuant to
Section 7.1(e), then upon such termination, the Company shall pay to Parent upon demand an amount equal to $8,000,000 in cash by wire transfer of immediately available funds. In the event the payment referred to in the preceding sentence is not payable and this Agreement is terminated pursuant to Section 7.1(d) or pursuant to any other paragraph of Section 7.1 in circumstances where Parent or Merger Sub had the right to terminate this Agreement pursuant to Section 7.1(d), then upon such termination, the Company shall pay to Parent upon demand an amount equal to $2,000,000 in cash by wire transfer of immediately available funds.

     Section 7.3. Amendments. This Agreement may not be amended except by action of the board of directors of each of the parties hereto (and, in the case of the Company, with the approval of the Special Committee) set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the shareholders of the Company, no amendment may be made without the further approval of the shareholders of the Company if the effect of such amendment would be to (i) reduce the Merger Consideration or change the form thereof or (ii) alter or change any of the terms and conditions of this Agreement if any of such alterations or changes, alone or in the aggregate, would be materially adverse to the shareholders of the Company (other than Parent and its subsidiaries). This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7.4. Waiver. At any time prior to the Effective Time, whether before or after any of the Company Shareholders' Meeting, any party hereto, by action taken by its board of directors (and, in the case of the Company, with the approval of the Special Committee), may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1. No Third Party Beneficiaries. Other than the provisions of
Section 5.8 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     Section 8.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. In consideration of the agreements and covenants of Parent and Merger Sub contained herein and their willingness to enter into this Agreement, the parties hereby acknowledge, confirm and agree that Parent and Merger Sub are not parties to the Shareholders Agreement dated as of December 20, 1994 among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and the Company, as amended, and none of Parent, Merger Sub or any of their Affiliates (other than the Company) shall be subject to, or bound by, the terms and conditions of such agreement.

     Section 8.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, provided, however, that Merger Sub may freely assign its rights to another wholly owned subsidiary of Parent without such prior written approval.

     Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 8.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law thereof.

     Section 8.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 8.8. Specific Performance. The Company acknowledges and agrees that Parent and Merger Sub would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company agrees that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 8.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.10. Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Articles I and VIII and Sections 5.7, 5.8 and 5.9 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Section 7.2 and
Article VIII shall survive the termination of this Agreement indefinitely.

     Section 8.11. Certain Definitions. For purposes of this Agreement, the term "Affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

     Section 8.12. Fees and Expenses. Subject to Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 8.13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 8.13:

                  If to Parent or Merger Sub:

                  Comcast Corporation
                  1500 Market Street
                  Philadelphia, PA  19102
                  Attention:  General Counsel

                  with copies to:

                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103-2793
                  Attention:  Barton J. Winokur, Esq.
                               Peter D. Cripps, Esq.



                  If to the Company:

                  Jones Intercable, Inc.
                  c/o Comcast Corporation
                  1500 Market Street
                  Philadelphia, PA  19102
                  Attention:  General Counsel

                  with copies to:

                  Wilmer Cutler & Pickering
                  2445 M Street N.W.
                  Washington D.C.  20037-1420
                  Attention:  Russell J. Bruemmer

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                        COMCAST CORPORATION



                        By: /s/ Arthur R. Block
                            ------------------------------------
                            Name: Arthur R. Block
                            Title: Vice President


                        COMCAST JOIN HOLDINGS, INC.


                        By: /s/ Arthur R. Block
                            ------------------------------------
                            Name: Arthur R. Block
                            Title: Vice President


                        JONES INTERCABLE, Inc.


                        By: /s/ Arthur R. Block
                            ------------------------------------
                            Name: Arthur R. Block
                            Title: Vice President

                                  Defined Terms




Affiliate..............................................................23
Affiliate Letter.......................................................17
Agreement...............................................................1
Articles of Merger......................................................2
Blue Sky Laws...........................................................8
CBCA....................................................................2
Certificates............................................................4
Class A Common Stock...................................................10
Class A Shares..........................................................1
Class A Special Common Stock............................................3
Code....................................................................1
Common Shares...........................................................1
Company.................................................................1
Company Articles of Incorporation.......................................6
Company Board...........................................................1
Company Bylaws..........................................................6
Company Options.........................................................3
Company SEC Reports.....................................................9
Company Shareholder Approvals...........................................7
Company Shareholders'Meeting...........................................14
Company Stock Option Plan...............................................3
D&O Insurance..........................................................16
Effective Time..........................................................2
Exchange Act............................................................8
Exchange Agent..........................................................4
Exchange Ratio..........................................................3
FCC.....................................................................8
FCC Consents............................................................8
Financial Advisor.......................................................1
Franchise...............................................................8
Franchise Approvals.....................................................8
GAAP....................................................................9
Governmental Entity.....................................................8
Include................................................................23
Includes...............................................................23
Including..............................................................23
Indemnified Parties....................................................16
Law.....................................................................8
Market Value............................................................5
Material Adverse Effect.................................................6
Merger..................................................................1
Merger Consideration....................................................3
Merger Sub..............................................................1

Parent..................................................................1
Parent SEC Reports.....................................................12
Person.................................................................23
Public Shareholders.....................................................1
SEC.....................................................................8
Shares..................................................................1
Special Committee.......................................................1
Surviving Corporation...................................................2